Exhibit 3.290
LIMITED LIABILITY COMPANY AGREEMENT
OF
EL CAMPO MEDICAL CENTER, LLC
This Limited Liability Company Agreement of El Campo Medical Center, LLC, effective as of November 9, 1998 (this “Agreement”), is entered into by Triad Hospitals, Inc., as the sole member of the Company (the “Member”).
WHEREAS, the Company was formed as a Delaware limited liability company on October 30, 1998 pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”); and
WHEREAS, the Member desires to enter into this Agreement to define formally and express the terms of the Company and its rights and obligations with respect thereto.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
1. Formation. The Company has been formed and established as a Delaware limited liability company by the filing of a Certificate of Formation, pursuant to the Act (the “Certificate”) with the Secretary of State of the State of Delaware. The Member hereby ratifies, confirms and approves in all respects the actions taken in organizing the Company, including, without limitation, the preparation and filing with the Secretary of State of the State of Delaware of the Certificate (and any amendments and/or restatements thereof), any other certificates (and any amendments and/or restatements thereof) necessary with respect to qualification of the Company to do business.
2. Name. The name of the limited liability company pursuant to an Amended Certificate is El Campo Medical Center, LLC (the “Company”).
3. Purpose. The purpose of, and the nature of the business to be conducted and promoted by the Company is, to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental to the foregoing.
4. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
6. Member and Capital Contribution. The name and the business address of the Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The managers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional contributions to the Company.
7. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member hereby designates Donald P. Fay, Hallie K. Ziesmer and any person the Member may designate from time to time as an authorized person, within the meaning of the Act, to execute, deliver and file the Amended and Restated Certificate of Formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including, without limitation, amending the name of the Company to Tri-Shell 23 LLC. The Member hereby designates the following persons to serve as managers in the capacity set forth after their names, each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James D. Shelton	President
Donald P. Fay	Executive Vice President and Secretary
Robert P. Frutiger	Vice President
Michael Silhol	Vice President
Burke W. Whitman	Executive Vice President and Treasurer
The managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act to one or more managers.
8. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
9. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

11. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.
12. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquiror.
13. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Agreement or a counterpart of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.
14. Liability of Member, Managers. Neither the Member nor any manager shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
15. Indemnification. The Company shall indemnify and hold harmless each manager and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.
16. Certificate(s) of Interest. Interest in the Company shall be represented by certificate(s) issued by the Company, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.
17. Amendment. This Agreement may be amended from time to time with the consent of the Member.
18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement on the 2nd day of October 2002.
TRIAD HOSPITALS, INC.
By: /s/ Donald P. Fay
Donald P. Fay
Executive Vice President

SCHEDULE A
Member and Business Address
Triad Hospitals, Inc.
13455 Noel Road, 20th Floor
Dallas, Texas 75240
Attn: Donald P. Fay
Capital Contribution
$ 1.00
Limited Liability Company Interest
100%

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
PALMER-WASILLA HEALTH SYSTEM, LLC
This Amended and Restated Limited Liability Company Agreement of Palmer-Wasilla Health System, LLC, effective as of November 14, 2003 (this “Agreement”), is entered into by Triad Holdings IV, LLC, as the sole member (the “Member”).
WHEREAS, Palmer-Wasilla Health System, LLC (the “Company”) was previously formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act’), under the name “El Campo Medical Center, LLC”, and Triad Hospitals, Inc., a Delaware corporation (“Triad”), was then the sole member of the Company; and
WHEREAS, the name of the Company was subsequently changed to “Tri-Shell 23, LLC”; and
WHEREAS, the name of the Company was subsequently changed to “Palmer-Wasilla Health System, LLC”; and
WHEREAS, under and pursuant to the Contribution Agreement between Triad and the Member, Triad transferred to the Member all of Triad’s right, title and interest in and to its membership interest in the Company; and
WHEREAS, the Member desires to enter into this Agreement to define formally and express the terms of such limited liability company and its rights and obligations with respect thereto;
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
1. Name. The name of the Company is Palmer-Wasilla Health System, LLC.
2. Purpose. The object and purpose of, and the nature of the business to be conducted and promoted by the Company is, carrying on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.
3. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
5. Member and Capital Contribution. The name and the business address of the Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The managers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to reflect accurately the information thereon.
The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional capital contributions to the Company.
6. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. Donald P. Fay is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file any amendments and/or restatements of the Certificate of Formation of the Company and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The Member hereby designates the following persons to serve as managers in the capacity set forth after their names, each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James D. Shelton	President and Chief Executive Officer

Michael J. Parsons	Executive Vice President and Chief Operating Officer

Burke W. Whitman	Executive Vice President and Chief Financial Officer

Donald P. Fay	Executive Vice President and Secretary

Thomas H. Frazier, Jr.	Senior Vice President

James B. Shannon	Vice President

Rosland F. McLeod	Assistant Secretary
The managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act to one or more managers. Additionally, and without limiting the generality of the foregoing, each manager of the Company, acting in the capacities specified from time to time by the Member, shall have such duties and responsibilities as are generally accorded to officers, acting in the same or similar capacities, of a corporation formed and existing under the laws of the State of Delaware.
7. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under section 18-802 of the Act.

8. Action by Member. The Member may take any action required or permitted by it under this Agreement or under the Act by means of a consent in writing, setting forth the action so taken.
9. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
11. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.
12. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquirer.
13. Admission of Substitute Member. A person who acquires the Member’s entire limited company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Agreement or a counterpart of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.
14. Liability of Member and Managers. Neither the Member nor any manager shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
15. Indemnification. The Company shall indemnify and hold harmless each manager and the Member and its partners, stockholders, officers, directors, managers, employees, agents and representatives and the partners, stockholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.
16. Amendment. This Agreement may be amended from time to time with the consent of the Member.
17. Certificate(s) of Interest. Interest in the Company shall be represented by certificate(s) issued by the Company, shall be deemed “securities” within the meaning of section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.
18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement on the 14th day of November, 2003.

TRIAD HOLDINGS IV, LLC
/s/ Donald P. Fay
Donald P. Fay
Executive Vice President

SCHEDULE A
Member And Business Address
Triad Holdings IV, LLC
5800 Tennyson Parkway
Plano, Texas 75024
Capital Contribution
Funds necessary to allow the Company to consummate the transactions contemplated under the Contribution and Development Agreement dated April 28, 2003, between Valley Hospital Association, Inc., Mat-Su Valley Medical Center, LLC, Triad and the Member
Limited Liability Company Interest
100%

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered by and between TRIAD HOSPITALS, INC., a Delaware corporation (“Triad”), and TRIAD HOLDINGS IV, LLC, a Delaware limited liability company (“Holdings IV”), effective as of 12:01 a.m. (Dallas Time) on November 1, 2003.
RECITALS:
A. Triad owns all of the outstanding ownership interest in Tri-Shell 23 LLC, a Delaware limited liability company (“Tri-Shell 23”).
B. Triad desires to contribute its interest in Tri-Shell 23 to Holdings IV, and Holdings IV desires to accept ownership interest in Tri-Shell 23.
AGREEMENT:
NOW, THEREFORE, the parties to this Agreement agree as follows:
1. ASSIGNMENT OF RIGHT, TITLE AND INTEREST. Triad hereby assigns, transfers and conveys to Holdings IV, its successors and assigns, and Holdings IV hereby accepts, all of Triad’s right, title and ownership interest in Tri-Shell 23.
2. ASSUMPTION OF LIABILITIES. As consideration for the transfer of all of the ownership interest in Tri-Shell 23 pursuant to Section 1 above, Holdings IV hereby assumes all the liabilities and obligations of Triad relating to the ownership interest in Tri-Shell 23 being assigned, transferred and conveyed in this Agreement.
3. MISCELLANEOUS.
3.1 Deliveries. Each of Triad and Holdings IV hereby agrees, at any time and from time to time after the date of this Agreement, upon the request of any other party, to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all further documents necessary or desirable to effect and complete the transactions contemplated by this Agreement.
3.2 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the matters provided for in this Agreement and supersedes any previous agreements and understandings between the parties with respect to the subject matter of this Agreement. No amendment, modification or alteration of the terms or provisions of this Agreement will be binding unless it is in writing and executed by all the parties to this Agreement.
3.3 Amendments, Etc. All amendments or waivers of any provisions of this Agreement may only be made pursuant to a written instrument executed by the parties to this Agreement or their successors and permitted assigns.

3.4 Successors and Assigns. All covenants and agreements in this Agreement made by or on behalf of any of the parties to this Agreement will bind and inure to the benefit of the successors and permitted assigns of that party. No party to this Agreement may assign any of its rights or obligations under this Agreement without the written consent of the other party to this Agreement.
3.5 Counterparts. This Agreement may be executed in two or more counterparts each of which will be deemed an original, but all of which together constitutes one and the same instrument.
3.6 Third Party Beneficiaries. This Agreement does not, and may not be deemed to, confer any right or remedy upon any person other than the parties to this Agreement and their respective successors and permitted assigns.
3.7 Governing Law. This Agreement is governed by the laws of the State of Delaware.
IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of      , 2003.
TRIAD HOSPITALS, INC.
By: /s/ Donald P. Fay
Name: Donald P. Fay
Title: Executive Vice President
TRIAD HOLDINGS IV, LLC
By: /s/ Donald P. Fay
Name: Donald P. Fay
Title: Executive Vice President